                                                                    EXHIBIT 11.1

                                  LYDALL, INC.

Schedule of Computation of Weighted Average Shares Outstanding

                                                              DECEMBER 31,
                                                          --------------------
                                                           1996   1995   1994
IN THOUSANDS                                              ------ ------ ------
Primary
Weighted average number of common shares................. 17,140 17,263 16,637
Additional shares assuming conversion of stock options
 and warrants............................................    967  1,050  1,316
                                                          ------ ------ ------
Weighted average common shares and equivalents
 outstanding............................................. 18,107 18,313 17,953
                                                          ====== ====== ======
Fully Diluted
Weighted average number of common shares................. 17,140 17,263 16,637
Additional shares assuming conversion of stock options
 and warrants............................................    981  1,071  1,335
                                                          ------ ------ ------
Weighted average common shares and equivalents
 outstanding............................................. 18,121 18,334 17,972
                                                          ====== ====== ======

1994 has been restated to reflect a two-for-one stock split distributed in 1995.

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